EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                    SIX MONTHS ENDING
                                                         JUNE 30,                      YEAR ENDING DECEMBER 31,
                                                   --------------------  ------------------------------------------------------


                                                     2001       2000       2000       1999        1998       1997       1996
                                                   ---------  ---------  ---------  ---------  ----------  ---------  ---------
Fixed charges, as defined:
  Interest charges                                 $ 29,141   $ 19,365   $ 42,685   $ 38,231   $  50,253   $ 50,625   $ 43,884
  Preference dividend requirements of
    the Company                                      14,505     14,680     29,278     28,671       3,061        400        985
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---        ---        ---         ---        ---        ---
                                                   ---------  ---------  ---------  ---------  ----------  ---------  ---------

      Total fixed charges                          $ 43,646   $ 34,045   $ 71,963   $ 66,902   $  53,314   $ 51,025   $ 44,869
                                                   =========  =========  =========  =========  ==========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, extraordinary item
    and cumulative effect                          $124,732   $ 73,052   $136,726   $ 76,177   $(238,609)  $ 16,896   $ 20,945
  Fixed charges, above                               43,646     34,045     71,963     66,902      53,314     51,025     44,869
  Less interest capitalized                          (8,487)    (9,874)   (24,077)   (14,539)    (23,215)   (25,818)   (27,102)
  Plus undistributed (earnings) loss of affiliates       12         59         35         28         ---        ---       (118)
  Less preference dividend requirements of
     the Company and its subsidiaries adjusted
     to pre-tax basis                               (14,505)   (14,680)   (29,278)   (28,671)     (3,061)      (400)      (985)
                                                   ---------  ---------  ---------  ---------  ----------  ---------  ---------

                                                   $145,398   $ 82,602   $155,369   $ 99,897   $(211,571)  $ 41,703   $ 37,609
                                                   =========  =========  =========  =========  ==========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                      3.3        2.4        2.2        1.5         ---        0.8        0.8
                                                   =========  =========  =========  =========  ==========  =========  =========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $(250,000) for the six months ended June 30, 2000, $55,119,000, $5,159,000,
$348,064,000  and  $46,153,000 for the years ended December 31, 2000, 1999, 1998 and 1996, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000, $125,617,000, $6,253,000 and $22,189,000 for the
years ended December 31, 1999, 1998, 1997 and 1996, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 3.3 and 2.4 for the six months ended June 30, 2001 and 2000, respectively, 2.9, 1.6, 0.2, 0.7 and 1.4 for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998 and 1997 by $42,438,000 and $15,575,000, respectively.